EXHIBIT 10.1


    Chevron                     Gordon R. Cain      North America Upstream
[LOGO OMITTED]                  Land Manager        Gulf of Mexico Land Division
                                                    935 Gravier Street
                                                    New Orleans, LA 70112
                                                    Tel 504-592-6356
                                                    Fax 504-592-7110
                                                    GordonCain@chevron.com


November 1, 2006


Ridgewood Energy Corporation
11700 Old Katy Road, Suite 280
Houston TX, 77079

Attention: Mr. Greg Tabor

Participation Agreement
North Jaguar Prospect
OCS-G 13980, VIOSCA KNOLL BLOCK 207
Viosca Knoll Block 207 #2ST #2
Viosca Knoll Field
Offshore Alabama

Gentlemen:


This Participation Agreement ("PA"), when executed by each of the Parties hereto, being Chevron U.S.A. Inc. ("Chevron") and Ridgewood Energy Corporation ("Ridgewood"), sometimes hereinafter referred to as the "Parties", will evidence the agreement between the Parties to explore, develop and operate certain rights in the "Contract Area", as defined below. The Parties hereby agree to the following terms and conditions:

1. CONTRACT AREA. The Contract Area is the leasehold acreage that covers the following described property:

     Viosca Knoll Block 207 (OCS-G 13980) as said lease covers depths down to and including the total depth of 99,999', hereinafter referred to as the "Contract Area." Chevron's interest in the Contract Area, to the best of our information and belief is set out as shown in Exhibit "A" attached hereto and is hereinafter referred to as the "North Jaguar Prospect".

2. COMMENCEMENT.   Subject to the other terms hereof, weather delay, delivery of materials, (e.g. pipe), rig availability and obtaining all requisite permits, which rig and permits Chevron shall use reasonable business-like efforts to obtain, Ridgewood hereby obligates itself to participate, subject to and under the Article 3 terms below, and, Chevron, as operator, must commence mobilizing the Ocean Drake drilling rig or mobilizing a drilling rig capable of drilling the Viosca Knoll Block 207 #2ST #2, hereinafter sometimes referred to as the "Initial Well", on or before November 22, 2006, as a development well, to be sidetracked, drilled and logged pursuant to certain terms of': the Operating Agreement ("OA"), attached hereto as Exhibit "B".


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     The terms and provisions of the OA are incorporated herein as if set forth in full, are not intended to create any operating rights area in which Ridgewood owns an interest in the Contract Area and apply, prior to any earning by Ridgewood but, solely to recognize the rights, privileges and protections of Chevron as operator and for pre-earning notices, content and election periods and access by Ridgewood to the rig floor, but not otherwise. The costs, risks and expenses of the Initial Well are proportionately borne under this PA, and not the OA, until an earning by Ridgewood. Voting rights under this PA for operations shall require unanimous consent prior to earning, and a failure to reach unanimous consent shall be cause for the plugging and abandonment of the well by Chevron. Either party may propose abandonment at any time after reaching expenditure of one hundred and fifteen percent (115%) of the AFE. The Initial Well will be sidetracked, drilled and logged as per the final executed and approved Authority For Expenditure ("AFE") and well plan, as attached hereto as Exhibit "C", within the Contract Area, from a surface location of 7,329' FNL and 266' FEL on Viosca Knoll Block 206 OCS-G 10926 (X = 1,266,927, Y = 10,811,390') to a bottom hole location for this proposed sidetrack being 7,598' FNL and 4,719' FWL of Viosca Knoll Block 207 OCS-G 13980 (X = 1,271,912.76, Y = 10,811,120.46). The Initial Well
     shall be sidetracked, drilled and logged with due diligence and in accordance with good oilfield practice, at an estimated sub sea top of 14,565', to the Lower Cretaceous Aptian 115 MYBD Middle James age carbonate formation, hereinafter referred to as the "Objective", and casing point shall occur when the Initial Well is side tracked, drilled and logged to the Objective. Subject to the other terms herein, sidetracking, drilling and logging operations will be conducted to casing point, and elections regarding subsequent operations after reaching the Objective will be made under and subject to the OA in the proportions prescribed under Exhibit "B" OA, with costs, risks and expense of such operations and ownership of and earning in the Contract Area governed by this PA prior to earning and by the OA after any earning.

3. PROSPECT WELL COST SHARING.   Chevron has proposed and Ridgewood has approved
     the sidetracking, drilling and logging of the Initial Well in the Contract Area as set forth in the attached Exhibit "C" ATE. By executing this PA and obligating itself to participate in the Initial Well, Ridgewood has the right to earn a forty percent (40%) working interest of the Chevron interest, proportionately reduced, in the Contract Area, upon meeting the obligations herein and in particular those set forth in Article 5 below for the Initial Well or Substitute Well, by paying seventy percent (70%) of the costs, to the extent applicable under this PA, of sidetracking, drilling and logging to the Objective, and/or plugging & abandoning, as a dry hole if applicable, of the Initial Well or Substitute Well, up to one hundred and fifteen percent (115%) of the costs in the attached Exhibit "C" AFE. If the Initial Well's actual cost exceeds the amount as set forth on the AFE by f fifteen percent (15%) or upon reaching the Objective, whichever occurs first, Ridgewood will thereafter pay and bear forty percent (40%) of the costs and risks of all subsequent operations in such well over such AFE cost for further drilling operations. However, notwithstanding anything to the contrary, if the Parties unanimously elect not to complete the Initial Well, whether or not reaching the Objective, but unanimously elect to plug


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     and abandon the same, Ridgewood will pay and bear seventy percent (70%) of the costs and risks of such plugging and abandoning operations. The Parties agree that should a Substitute Well, as specified in Article 10, below, be approved by the Parties and commenced, Ridgewood's obligation to pay seventy percent (70%) of the AFE costs will cease at the point in time that the actual costs of the Initial Well plus the actual costs of the Substitute Well combined equal one hundred and fifteen percent (115%) of the AFE costs for the Initial Well; provided however, once the aggregate costs of the Initial Well and Substitute Well equal one hundred and fifteen percent (115%) of the costs of the total amount of the AFE for the Initial Well, Ridgewood's share of all subsequent drilling and operating costs will be forty percent (40%), subject to further rights, elections and provisions of this PA or the OA, as applicable. Effective upon and after reaching the Objective, but not before, the right to non-consent further or subsequent operations provided by the overexpenditure provision of the OA shall apply to subsequent operations. Prior to reaching the Objective, the Parties remain bound to the obligations of the PA, subject to the other terms of
     Article 2. It is the intention of the Parties, subject to Article 4 below, that the 1.75:1 promote borne by Ridgewood in favor of Chevron under the PA for the costs and risk of sidetracking, drilling and logging operations conducted under the PA shall end upon the earlier of earning, as detailed in Article 5 below, or the aggregate expenditure of one hundred and fifteen percent (115%) of the AFE cost.

4. REIMBURSEMENT OF ADDITIONAL PROMOTE. The Parties further agree that if the Initial Well or Substitute Well is completed as a successful well and produces 12 BCF gross of gas, then Chevron shall bill, and Ridgewood shall, within thirty days of such event, reimburse to Chevron, in one lump sum payment additional monies towards the sidetracking, drilling and logging operations cost conducted hereunder, plus jacket cost, the sum of the following: 1) an additional ten percent (10%) of the actual expended sidetracking, drilling and logging operations cost to the Objective, but not to exceed one hundred and fifteen percent (115%) of the AFE cost, and
     2) an additional forty percent (40%) of the actual jacket cost (being its 40% working interest plus an additional 40% for a total of 80% of the actual jacket costs), which combined thereby increases the promote paid by Ridgewood to Chevron to a 2:1 level for the AFE cost, subject to Article 3, plus the jacket cost.

5. ASSIGNMENT, TIMING & INTEREST TRANSFERRED. Ridgewood shall earn, and Chevron shall timely make, an Assignment of Operating Rights ("Assignment") in the Contract Area to Ridgewood, if and only if:

     a) the Initial Well or Substitute Well is sidetracked, drilled and logged to the Objective as described in Article 2 above, or
     b) if the Initial Well, or its Substitute Well, either fails to reach the Objective, or reaches the Objective, but the Parties have expended at least one hundred and fifteen percent (115%) of the funds estimated to sidetrack, drill and log the Initial Well as stated in the AFE,


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          whether such well is completed or not, then Ridgewood will be entitled to an Assignment of Chevron's operating rights, as set forth on Exhibit "A" as provided for herein, and
     c)   Ridgewood complies with all of the terms of this PA.

     Within sixty (60) days of satisfying a) and c) or b) and c) of the above referenced events, Chevron will assign, without warranty of title, express or implied, to Ridgewood forty percent of eight-eighths (40% of 8/8ths) of Chevron's operating rights within the Contract Area, from the surface of the earth to the stratigraphic equivalent of the sub sea true vertical depth of 15,083' as seen in the Samedan Oil Corporation OCS-G 13982 Well No. 1 drilled in Viosca Knoll Block 252 and forty percent of twenty-five percent of eight-eighths (40% of 25% of 8/8ths) of Chevron's operating rights within the Contract Area, below the stratigraphic equivalent of the sub sea true vertical depth of 15,083' as seen in the Samedan Oil Corporation OCS-G 13982 Well No. I drilled in Viosca Knoll Block 252 down to 99,999 feet. Such interest is further subject to and burdened by all of the contracts, agreements and dedications recited herein and lessor's royalty and the overriding royalty interests as set out on Exhibit "A".

     If the Initial Well or Substitute Well fails to reach the Objective, but encounters, as mutually agreed, a zone(s) or formation(s) capable of producing in paying quantities, above the Objective, that is within the Contract Area, and the Parties mutually agree to cease further drilling operations prior to reaching the Objective, Ridgewood will thereafter be entitled to an Assignment of operating rights within the Contract Area for the interests above stated but. limited to the total depth drilled and logged plus 100 feet.

6. WARRANTY. The transfer of any interest in the Contract Area pursuant to this PA to Ridgewood shall be made by Chevron without express or implied warranty of any kind. Chevron shall grant and convey to Ridgewood full subrogation and substitution to all Chevron rights in warranty against the predecessors in interest of Chevron and its affiliates. Chevron shall provide Ridgewood full access to the Chevron files and records related to the Contract Area for independent review and analysis by Ridgewood. Such files and records are not warranted as complete or accurate but were maintained as business records upon which Chevron relies.

7. NO NEW LEASE BURDENS. Until Ridgewood earns an interest under this PA, or until the right to earn a portion of the Chevron interest in the Contract Area pursuant to this PA terminates, Ridgewood and Chevron (except as specified in Article 15) agree that they have not and will not create any additional lease burdens or dedications on the Contract Area. No mortgage or pledge or refinancing arrangement by Ridgewood before or after any such interest is earned or assigned is ever permitted without the prior written consent of Chevron, which consent shall not be unreasonably withheld. Such condition shall be made express in any Assignment of earned area made to Ridgewood.


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8. TRANSFER SUBJECT TO APPLICABLE APPROVALS. In the event that the transfer of any interest in and to the Contract Area requires approval of the lessor or of any federal agency having jurisdiction, the obligation to obtain such pertinent approval shall be Ridgewood's, at its cost and risk. Chevron agrees to assist Ridgewood as necessary to help Ridgewood secure such approvals, including but not limited to the preparation of mutually agreeable assignments or conveyance instruments appropriate for fling and recordation purposes with the MMS and/or applicable parish records.

9. ACCOUNTING MATTERS. As to the Contract Area, all costs and expenses, which are accrued or incurred pursuant to this PA and under any transfer of interest in the Contract Area executed pursuant hereto, if any, shall be determined and accounted for in accordance with the Accounting Procedure, which is in Exhibit "C" of the OA, attached hereto as Exhibit "B".

10. SUBSTITUTE WELL. If the Initial Well is drilled and prior to reaching the Objective, Chevron encounters mechanical difficulties, gulf coast conditions or other conditions which render further drilling impractical, or if the Parties agree, per Article 5 above, to complete the Initial Well above but without reaching the Objective, then without limiting the Parties' rights pursuant to Article 5, then either of the Parties shall have the right to propose the drilling of another well to the Objective, hereinafter referred to as a "Substitute Well", at and to any legal location in the Contract Area, but such operations must commence within 120 days after the date the rig was released from the last operation on the Initial Well. If such well is proposed and Ridgewood participates and the Substitute Well is timely and properly commenced and drilled in compliance with all terms and conditions provided herein for the Initial Well, then such Substitute Well shall, in all respects (but, in any event, shall be subject to the Article 3 cumulative cost sharing limitation for the Initial Well and Substitute Well) be considered as if it was the Initial Well and any references in this PA to the Initial Well shall also include any Substitute Well.

11. SUBSEQUENT OPERATIONS. Should Ridgewood earn hereunder, where the Initial Well (or a Substitute Well therefore) is drilled to the Objective, as provided above and the Parties mutually agree to complete the Initial Well in the Objective, or should the Parties mutually agree, per Article 5 above, to complete the Initial Well above but without reaching the Objective, no Party shall hold the right to propose a well or any other drilling operations pursuant to the OA until after six (6) months of continuous production from any earning well or six months from the last production in paying quantities, should any earning well fail to provide six (6) months of continuous production, and any such permitted wells and operations shall be conducted in accordance with the OA. Should the Initial Well be a dry hole and should the Parties mutually agree, a subsequent well may be proposed by either party at any time but subject to the delay period and rights provisions in the PA.



Ridgewood North Jaguar PA
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     Without limiting the express provisions of the Proposal for Development
     Operation Letter Agreement dated October 10, 2006, between Chevron U.S.A. Inc. and Coldren Resources, LP, the Parties further agree to limit and prohibit any drilling and/or development operations in the South Half of the South Half (S/2 of the S/2) of the Contract Area within or to the James Lime sand, as such sand was seen in that certain OCS-G 10930, Well No. A2 drilled and completed on Viosca Knoll Block 251, until the abandonment of such zone in such well or unless Coldren Resources, LP consents to such drilling and/or development operation. This restriction within the South Half of the South Half (S/2 of the S/2) of OCS G 13980 of the Contract Area is to provide protection from drainage and reserves and grants no rights to Coldren Resources, LP in any acreage earned by the Parties in the drilling of the Viosca Knoll Block 207 #2ST #2 well, other than to the retained overriding royalty interest, as set out in Exhibit "A", and any well information due Coldren Resources, LP as a result of their election not to participate and farmout their interest pursuant to and referenced in
     Article 15.C.3. Such condition shall be made express in any Assignment of earned area made to Ridgewood.

12. DESIGNATIONS. The Parties agree to execute the necessary designation of operator forms and any other forms required by the MMS or other regulatory authorities to carry out their operations and to make Chevron the operator under the PA, if required, and the OA, with any earning by Ridgewood.

13. OPERATING AGREEMENT. Before earning under the PA and any ratification or execution of the Exhibit "B" OA after earning under the PA, Ridgewood acknowledges the Chevron interest available to Ridgewood hereunder remains bound under this PA and the VK 252 Unit Operating Agreement. Should Chevron earn the rights and interest of Coldren Resources LP under the Proposal for Development Operation Letter Agreement dated October 10, 2006, between Chevron U.S.A. Inc. and Coldren Resources, LP and Ridgewood earn hereunder, Ridgewood shall formally execute or ratify the appropriate operating agreement, attached hereto as Exhibit "B", only as it pertains to the Contract Area and the Viosca Knoll 252 Unit Operating Agreement effective January 21, 1994 between Samedan Oil Corporation and Continental Land & Fur Co., Inc. for the proportionate rights not held or not made the subject of this PA, unless all rights holders, including Coldren Resources, LP, agree otherwise. Further, due to the varying ownership in the deep rights, the OA will be depth limited to only cover from the surface of the earth to the stratigraphic equivalent of the sub sea depth of 15,083' as seen in the Samedan Oil Corporation OCS-G 13982 Well No. 1 drilled in Viosca Knoll Block 252. Notwithstanding any other provision of this PA that might indicate to the contrary, if there is any conflict between any other provision of this PA and a provision of the OA, the other provisions of this PA shall prevail, as between the Parties.

14. TERM. This PA shall automatically terminate on May 8, 2007 and without liability or obligation, unless the Initial Well is timely commenced. Once and if a well has been drilled under which Ridgewood participates and earns and that entitles Ridgewood to an Assignment as provided above in Article 5, those PA rights and obligations surviving the earning and the OA shall remain in effect as to such Contract Area, so long as the lease


Ridgewood North Jaguar PA
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                                                                          Page 6
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     within the Contract Area remains in full force and effect or any obligations between the Parties remain unsatisfied.

15. REPRESENTATIONS. Chevron's business records reflect with respect to the Contract Area and North Jaguar Prospect that:

          A. The Contract Area is dedicated and committed to the following Contracts and Agreements
               1) Gas Gathering Agreement effective June 14, 2000, between Williams Field Services-Gulf Coast Company, L.P. and Chevron U.S.A. Inc.
               2) Gas Gathering and Processing Agreement effective March 1, 2000, between Chevron U.S.A. Production Company, Samedan Oil Company, Shell Offshore Inc., and Amoco Production Company for the Viosca Knoll 252 Unit, as amended.
               3) VK 251 "A" Interconnect & Platform Use Agreement dated May 30, 2000, between Samedan Oil Corporation, Chevron U.S.A. Inc. and Williams.
               4)   Gas Gathering Agreement dated June 14, 2000.
               5) Agreement for Capacity Release and Billing Agency dated August 9, 2000.
               6) Natural Gas Processing Agreement Gulf of Mexico dated March 1, 2002, by and between Chevron U.S.A. Inc., Texaco Exploration and Production Inc., and Dynergy Midstream Services, Limited Partnership, as amended, as to depths from the surface through the James Lime formation.
               7) Letter Agreement dated October 14, 2004, effective August 1, 2004, between Noble Energy, Inc. and Chevron, detailing Production Handling Agreement terms for the Viosca Knoll 252 Unit area.

          B. All required filings have been made with the applicable regulatory authorities and Chevron is not aware of any notices, pending or threatened violations of any applicable regulation.

          C.        The Contract Area is subject to the following Contracts and
                    Agreements:
               1) Viosca Knoll 252 Unit Operating Agreement effective January 21, 1994 between Samedan Oil Corporation and Continental Land & Fur Co., Inc., as amended, until contracted, amended and/or terminated.
               2) Viosca Knoll 252 Unit Agreement, bearing Contract No. 754394013 effective February 11, 1994 between Chevron U.S.A. Inc. and Samedan Oil Corporation, as amended, until contracted.
               3) Proposal for Development Operation Letter Agreement dated October 10, 2006, between Chevron U.S.A. Inc. and Coldren Resources, LP.
               4) Confidentiality & AMI Agreement dated September 9, 2006 between Chevron U.S.A. Inc. and Ridgewood Energy Corporation.
               5) Offer to Participate Letter Agreement (LOI), dated October 17, 2006, as Parties agreed and accepted on October 19, 2006, between Ridgewood Energy Corporation and Chevron U.S.A. Inc.


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               6)   Assignment of Operating Rights Interest, dated effective
                    April 1, 1996 and bearing upon OCS-G 13980, between Continental Land & Fur Co., Inc. as Assignor and Samedan Oil Corporation and Chevron U.S.A. Inc. as Assignees.
               7) Suspension of Production for Lease OCS-G 13980, by MMS approval letter dated November 7, 2006.
               8) Right of Use and Easement for Lease OCS-G 10926 Viosca Knoll Block 206 (RUE #30012), by MMS approval letter dated November 9, 2006.

          D. Chevron represents, to the best of its knowledge, that with respect to that portion of the leases Chevron is contributing to the Contract Area that:
          1) Chevron has paid rentals and has an approved SOP to maintain the lease in full force and effect.
          2) Chevron is in material compliance with the terms and conditions of the lease.
          3) The lease is not subject to any royalty, overriding royalty, net profits interest or other similar burden on production, except as referenced above, and the lessor's royalty.
          4) There are no liens, mortgages, deeds of trust, judgments or other encumbrances of any kind or nature on the lease or Chevron's working interest in the lease.
          5)   There are no pending claims or litigation relative to the lease.
          6) There are no preferential purchase rights, consents to assign or other restrictions on Chevron's ability to enter into this Agreement, other than those addressed in the Coldren Resources, LP letter agreement at 15.C 3.
          7) There are no other owners of working interests in the lease included within the Contract Area with the exception of;
                    a. Coldren Resources, LP.'s ownership rights as set out in the above referenced Article 15.C.3: and,
                    b. Operating Rights owners of record at the MMS as to all depths below 15,083'.

16. INTEGRATED AGREEMENT. Except as provided in Article 18 below, this PA and the Exhibits attached hereto comprise the entire agreement between the Parties and supersedes all prior agreements and understandings relating to the subject matter hereof, including the LOI, dated October 17, 2006, between the Parties. Except as provided in Article 18 below, in the event of any conflicts between the provisions of this PA and any other agreement, including any operating agreement or any agreement referenced herein as an exhibit or to be executed by the Parties hereafter, the provisions of this PA shall control, as between the Parties.

17. TAX PARTNERSHIP. The Parties understand and agree that the arrangement and undertakings evidenced by this PA, taken together, result in a partnership for purposes of Federal income taxation and for purposes of certain state income tax laws which incorporate or follow Federal income tax principles as to tax partnerships. Such partnership for tax purposes is hereinafter referred to as the "Tax Partnership". For every


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     other purpose of this PA, however, and notwithstanding any other provision of this PA, express or implied, to the contrary, the Parties understand and agree that their legal relationship to each other under applicable state law with respect to all property subject to this PA is one of tenants in common, or undivided interest owners, or lessee-sublessees, and not one of partnership; that the liabilities of the Parties shall be several and not joint or collective; and that each Party shall be solely responsible for its own obligations. The Tax Partnership shall be governed by Exhibit "F" of the attached Exhibit "B" OA. Except as provided in such Exhibit "F", the Parties agree not to elect to have the Tax Partnership excluded from the application of all or any part of Subchapter K of Chapter One of Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), from any successor provisions thereto under the Code, or from any provisions of state income tax laws of substantially the same effect.

18. AREA OF MUTUAL INTEREST. Notwithstanding any other agreement to the contrary, and both prior to and after any Ridgewood earning of any interest in the Contract Area described herein in Article 1, the Confidentiality & AMI Agreement as referenced above in Article 15.C.4 shall survive and will control any AMI obligations between the Parties and the Parties further agree that the provisions of the referenced Confidentiality & AMI Agreement shall take precedence over the PA.

19. PRODUCTION HANDLING AGREEMENT. Within ten days following the commencement of the Initial Well, the Parties agree to enter into negotiations of a mutually acceptable Production Handling Agreement ("PHA"), if applicable, substantially in the form as set out in Exhibit "D".

     The Parties understand that should there be a need for any production handling arrangements that extend beyond any Contract Area facilities, which would be jointly owned by Chevron and Ridgewood, that the Parties will most likely utilize the jointly owned Chevron sixty percent (60%) and Coldren Resources, LP forty percent (40%) Viosca Knoll Block 251 "A" Facility, and while Chevron will attempt to gain Coldren's acceptance to Chevron's terms, Chevron cannot guarantee that Coldren's PHA terms will be the same as Chevron's PHA terms.

20. GOVERNING LAW. This PA shall be governed by and in accordance with the laws of the State of Alabama, without regard to any choice of law or rule thereof that would direct the application of the laws of any other jurisdiction.

21. INDIVIDUAL LIABILITY. The rights, duties, elections, obligations, and liabilities of the Parties shall be several and not joint or collective, and nothing contained herein is intended to create, nor shall it be construed as creating, a partnership of any kind (except the tax partnership specified in Article 17 above), joint venture, association, or other business entity recognizable by law for any purpose. The Parties shall be individually responsible only for their own obligations, except as herein described.


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22. NOTICES. All notices required hereunder shall be in writing sent by certified mail or overnight mail delivery, or by facsimile telecommunications to the addresses set forth below, and shall be deemed effective when actually received by the addressee, as follows:


                          Ridgewood Energy Corporation
                         11700 Old Katy Road, Suite 280
                                Houston TX 77079
                               Tel: (281)293-8449
                               Fax: (281)293-7705
                                Attn: Greg Tabor
                            Executive Vice President


                              Chevron U.S.A. Inc.
                               935 Gravier Street
                              New Orleans, LA 70112
                               Tel: (504) 592-6356
                               Fax: (504) 592-7110
                              Attn: Gordon R. Cain
                                  Land Manager


23. COUNTERPART EXECUTION. This PA may be executed by signing the original or a counterpart thereof with the same force and legal effect as if all executions were on one single instrument.

24. SUCCESSORS AND ASSIGNS. This PA shall be binding upon and inure to the benefit of the Parties and their respective heirs, representatives, successors and assigns. Ridgewood shall not assign their interests in this PA or any rights earned hereunder without the prior written consent of Chevron, which consent shall not be unreasonably withheld.

25. INSURANCE. Ridgewood shall independently acquire or self-insure for the coverage and amounts as shown on Exhibit "B" OA and provide evidence of such coverage to Chevron prior to commencement of operations hereunder. Such coverage and limits shall not in any way limit any Ridgewood indemnity due Chevron.

26. INDEMNITY.

     A. Ridgewood agrees to protect, indemnify, and save Chevron, its parent, subsidiaries, affiliates, and/or successors and the directors, officers, employees or agents of each ("Chevron Company Group") free and harmless from all obligations, business dealings, liabilities, debts, charges, claims, damages, demands, costs (including attorneys' fees and court costs), penalties and causes of action arising directly or indirectly out of any dealing with third parties Ridgewood has with


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     regard to financing or the assignment of, in whole or in part, any rights under this PA and to relieve the Chevron Company Group from any and all liability (exclusive of business debts and charges) incurred as a result of such actions. The indemnities and covenants of this Article 26 shall be effective whether or not such obligations, business dealings, liabilities, debts, charges, claims, damages, demands, costs (including attorneys' fees and court costs), penalties and causes of action aforesaid are caused wholly or partly by negligence attributed to the Chevron Company Group, or by any other means, excepting those occurrences involving the gross negligence or willful misconduct of the Chevron Company Group.

B. Chevron agrees to protect, indemnify, and save Ridgewood, its parent, subsidiaries, affiliates, and/or successors and the directors, officers, employees or agents of each ("Ridgewood Company Group") free and harmless from all obligations, business dealings, liabilities, debts, charges, claims, damages, demands, costs (including attorneys' fees and court costs), penalties and causes of action arising directly or indirectly out of any dealing with third parties Chevron has with regard to financing or the assignment of, in whole or in part, any rights under this PA and to relieve the Ridgewood Company Group from any and all liability (exclusive of business debts and charges) incurred as a result of such actions. The indemnities and covenants of this Article 26 shall be effective whether or not such obligations, business dealings, liabilities, debts, charges, claims, damages, demands, costs (including attorneys' fees and court costs), penalties and causes of action aforesaid are caused wholly or partly by negligence attributed to the Ridgewood Company Group, or by any other means, excepting those occurrences involving the gross negligence or willful misconduct of the Ridgewood Company Group.

C. Chevron shall, as between the Parties, remain solely liable for all liabilities, costs and risks of any kind or nature arising out of its operations relating to the VK 252 Unit Agreement or the VK 252 Unit Operating Agreement that are not related to this PA and in which Ridgewood does not participate, including, but not limited to the plugging and abandonment and remediation of all existing wells, platforms and other facilities on said Unit and under said Unit Operating Agreement ("Chevron Retained Claims"). CHEVRON SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD RIDGEWOOD COMPANY GROUP HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, CAUSES OF ACTION, LIABILITIES, DAMAGES (INCLUDING COURT COSTS AND ATTORNEYS' FEES) AND JUDGEMENTS ARISING OUT OF THE CHEVRON RETAINED CLAIMS.

27. DISCLAIMER OF WARRANTY.

     THIS PA IS MADE WITHOUT ANY WARRANTY OF TITLE. CHEVRON FURTHER DOES NOT WARRANT EITHER EXPRESS, STATUTORY OR IMPLIED, AS TO TITLE, MERCHANTABILITY,



Ridgewood North Jaguar PA
November 1, 2006

     CONDITION, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO THE LEASE IN THE CONTRACT AREA, AND ALL OTHER PROPERTY COVERED BY THIS PA, INCLUDING, BUT NOT LIMITED TO THE WELL BORES, EQUIPMENT AND FACILITIES UTILIZED BY THE PARTIES HEREUNDER, OR ANY OTHER SORT OF WARRANTY AND IS WITHOUT RECOURSE AGAINST CHEVRON WHATSOEVER, EVEN AS TO THE RETURN OF CONSIDERATION. CHEVRON MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING RIDGEWOOD'S RIGHT OF INGRESS TO AND EGRESS FROM THE CHEVRON LEASE ACROSS ADJACENT OR ADJOINING LANDS.


     CHEVRON SPECIFICALLY DISCLAIMS, AND RIDGEWOOD EXPRESSLY WAIVES ANY IMPLIED WARRANTY OF TITLE WITH RESPECT TO THE LEASE IN THE CONTRACT AREA EXCEPT FOR THE ACTS BY, THROUGH AND UNDER CHEVRON, BUT NOT OTHERWISE. RIDGEWOOD ACKNOWLEDGES THAT THIS EXPRESS WAIVER SHALL BE CONSIDERED A MATERIAL AND INTEGRAL PART OF THIS PA AND PART OF THE CONSIDERATION GIVEN THEREFOR. RIDGEWOOD FURTHER ACKNOWLEDGES THAT THIS WAIVER HAS BEEN SPECIFICALLY BROUGHT TO RIDGEWOOD'S ATTENTION AND THAT RIDGEWOOD HAVE VOLUNTARILY AND KNOWINGLY CONSENTED TO THIS WAIVER. THE PARTIES AGREE THAT FOR THE PURPOSES OF THIS WAIVER OF THE IMPLIED WARRANTY OF TITLE, CHEVRON AND THEIR AFFILIATES SHALL BE CONSIDERED AS THE SELLER.


     RIDGEWOOD ACKNOWLEDGES THAT (i) IT IS A SOPHISTICATED INVESTOR
     AND OPERATOR IN THE OIL AND GAS BUSINESS; (ii) IT UNDERSTANDS THE RISKS INVOLVED IN OIL AND GAS EXPLORATION AND DEVELOPMENT; AND (iii) IT UNDERSTANDS THAT UNDER ITS PARTICIPATION RIDGEWOOD ASSUMES ALL OF THE RISKS ATTENDANT TO THE EXPLORATION AND PRODUCTION OPERATIONS CONTEMPLATED UNDER


Ridgewood North Jaguar PA
November 1, 2006

     THIS PA AND THAT THE RIDGEWOOD INVESTMENT MADE HEREUNDER IN THOSE OPERATIONS CONDUCTED UNDER THIS PA IS FULLY AT RISK.


Please indicate your agreement to the terms and conditions as set forth in this PA by executing two originals of this PA in the space provided and returning one executed original on or before November 22, 2006.

AGREED TO AND ACCEPTED this 15th day of November, 2006

Chevron U.S.A. Inc.


By:    /s/ G. R. Cain
       --------------
       G.R. Cain
       Assistant Secretary


AGREED TO AND ACCEPTED this 20th day of November, 2006.

Ridgewood Energy Corporation

By:    /s/ Greg Tabor
       ---------------
       Greg Tabor

Title: Executive Vice President
       ------------------------



Ridgewood North Jaguar PA
November 1, 2006

                                   EXHIBIT "A"
                                   -----------


                              North Jaguar Prospect
                              ---------------------

Attached to and made apart of that certain Participation Agreement dated the 1st day of November 2006, by and between Chevron U.S.A. Inc. and Ridgewood Energy Corporation


OCS Block: Viosca Knoll Block 207 being 5,760 acres.
---------


Lease: OCS-G 13980
-----


Chevron Leasehold Interest:
---------------------------

One Hundred Percent of eight eights (100% of 8/8ths) from the surface of the earth to the stratigraphic equivalent of the sub sea depth of 15,083' as seen in the Samedan Oil Corporation OCS-G 13982 Well No. 1 drilled in Viosca Knoll Block 252, further subject to rights and obligations as set out in the Proposal for Development Operation Letter Agreement dated October 10, 2006, between Chevron U.S.A. Inc. and Coldren Resources, LP.

Twenty-five percent of eight eights (25% of 8/8ths) below the stratigraphic equivalent of the sub sea depth of 15,083' as seen in the Samedan Oil Corporation OCS-G 13982 Well No. 1 drilled in Viosca Knoll Block 252.


Lease Burdens:
--------------

1/6 of 8/8ths Lessor's royalty in all depths.

2% of 8/8ths overriding royalty in favor of Noble Energy, Inc., from the surface of the earth to the stratigraphic equivalent of the sub sea depth of 15,083' as seen in the Samedan Oil Corporation OCS-G 13982 Well No. 1 drilled in Viosca Knoll Block 252.

2% of 8/8ths overriding royalty in favor of Coldren Resources, LP from the surface of the earth to the stratigraphic equivalent of the sub sea depth of 15,083' as seen in the Samedan Oil Corporation OCS-G 13982 Well No. 1 drilled in Viosca Knoll Block 252.


Chevron Interest Before Casing Point (BCP"):            Thirty percent (30%)
-------------------------------------------
Ridgewood Interest BCP:                                 Seventy Percent (70%)
-----------------------

   o Ridgewood will have and bear the obligation of paying its disproportionate share of the Initial Well AFE Cost of sidetracking, drilling and logging up to Casing Point or until one hundred fifteen percent (115 %) of the associated AFE to drill the Initial Well, whichever occurs first, have been spent in the drilling of said Initial Well and/or any Substitute Well(s).

Chevron Interest After Casing Point ("ACP"):            Sixty percent (60 %)
-------------------------------------------
Ridgewood Interest ACP:                                 Forty Percent (40 %)
-----------------------

Ridgewood North Jaguar PA
Exhibit A

BCP and ACP Interest:
---------------------

Both Chevron's and Ridgewood's BCP and ACP interest in the Initial Well are derived from Chevron's above referenced leasehold interest and only as it pertains to the depths from the surface of the earth down to the stratigraphic equivalent of the sub sea depth of 15,083' as seen in the Samedan Oil Corporation OCS-G 13982 Well No. 1 drilled in Viosca Knoll Block 252. Chevron's and Ridgewood's ACP Interest in the depths below the stratigraphic equivalent of the sub sea depth of 15,083' as seen in the Samedan Oil Corporation OCS-G 13982 Well No. 1 drilled in Viosca Knoll Block 252 will be proportionately reduced to reflect Chevron's twenty-five percent of eight eights (25% 8/8ths) ownership.



Operator: Chevron U.S.A. Inc.
--------







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